EXHIBIT D(1)

                              AMENDED AND RESTATED
                          INVESTMENT ADVISORY AGREEMENT

     AGREEMENT made this 14th day of November, 2006, by and between STI Classic Funds, a Massachusetts business trust (the "Trust"), and Trusco Capital Management, Inc. (the "Adviser").

     WHEREAS, the Trust is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended, consisting of multiple series of shares, each having its own investment policies;

     WHEREAS, the Trust and the Adviser have previously entered into three separate investment advisory agreements dated May 29, 1992, June 15, 1993, and December 20, 1993, and intend to replace and consolidate those agreements with and into this amended and restated Agreement;

     WHEREAS, the Trust has retained an administrator to provide administration of the Trust's operations (the "Administrator"), subject to the control of the Board of Trustees (the "Board"); and

     WHEREAS, the Trust desires to continue to retain the Adviser to render investment management services with respect to each series of shares listed on Schedule A attached hereto, as may be amended from time to time (each a "Fund"), and the Adviser is willing to render such services;

     NOW, THEREFORE, in consideration of mutual covenants herein contained, the parties hereto agree as follows:

     1. DUTIES OF ADVISER. The Trust employs the Adviser to manage the investment and reinvestment of the assets, and to continuously review, supervise, and administer the investment program of the Funds, to determine in its discretion the securities to be purchased or sold, to provide the Administrator and the Trust with records concerning the Adviser's activities which the Trust is required to maintain, and to render regular reports to the Administrator and to the Trust's officers and Board concerning the Adviser's discharge of the foregoing responsibilities.

     The Adviser shall discharge the foregoing responsibilities subject to the control of the Board and in compliance with such policies as the Board may from time to time establish, and in compliance with the objectives, policies, and limitations for each such Fund set forth in the Trust's prospectus and statement of additional information as amended from time to time, and applicable laws and regulations.

     The Adviser accepts such employment and agrees, at its own expense, to render the services and to provide the office space, furnishings and equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein.

     2. PORTFOLIO TRANSACTIONS. The Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Funds and is directed to use its best efforts to obtain the best net results as described in the Trust's prospectuses and statement of additional information from time to time. The Adviser will promptly communicate to the Administrator and to the officers and the Board such information relating to portfolio transactions as they may reasonably request.

     It is understood that the Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Trust or be in breach of any obligation owing to the Trust under this Agreement, or otherwise, solely by reason of its having directed a securities transaction on behalf of the Trust to a broker-dealer in compliance with the provisions of Section 28(e) of the Securities Exchange Act of 1934.

     3. COMPENSATION OF THE ADVISER. For the services to be rendered by the Adviser as provided in Sections 1 and 2 of this Agreement, the Trust shall pay to the Adviser compensation at the rate specified in the Schedule(s) which are attached hereto and made a part of this Agreement. Such compensation shall be paid to the Adviser at the end of each month, and calculated by applying a daily rate, based on the annual percentage rates as specified in the attached Schedule(s), to the assets. The fee shall be based on the daily net assets for the month involved.

     All rights of compensation under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

     4. OTHER EXPENSES. The Adviser shall pay all expenses of preparing (including typesetting), printing and mailing reports, prospectuses, statements of additional information, and sales literature to prospective clients to the extent these expenses are not borne by the Trust under a distribution plan adopted pursuant to Rule 12b-1.

     5. EXCESS EXPENSES. If the expenses for any Fund for any fiscal year (including fees and other amounts payable to the Adviser, but excluding interest, taxes, brokerage costs, litigation, and other extraordinary costs) as calculated every business day would exceed the expense limitations imposed on investment companies by any applicable statute or regulatory authority of any jurisdiction in which shares are qualified for offer and sale, the Adviser shall bear such excess cost.

     However, the Adviser will not bear expenses of the Trust or any Fund which would result in the Trust's inability to qualify as a regulated investment company under provisions of the Internal Revenue Code. Payment of expenses by the Adviser pursuant to this Section 5 shall be settled on a monthly basis (subject to fiscal year end reconciliation) by a reduction in the fee payable to the Adviser for such month pursuant to Section 3 and, if such reduction shall be insufficient to offset such expenses, by reimbursing the Trust.

     6. REPORTS. The Trust and the Adviser agree to furnish to each other, if applicable, current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.

     7. STATUS OF ADVISER. The services of the Adviser to the Trust are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services to the Trust are not impaired thereby. The Adviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

     8. CERTAIN RECORDS. Any records required to be maintained and preserved pursuant to the provision of Rule 31a-1 and Rule 31a-2 promulgated under the Investment Company Act of 1940 which are prepared or maintained by the Adviser on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust on request.

     9. LIMITATION OF LIABILITY OF ADVISER. The duties of the Adviser shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Adviser hereunder. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable state law which cannot be waived or modified hereby. (As used in this Paragraph 9, the term "Adviser" shall include directors, officers, employees and other corporate agents of the Adviser as well as that corporation itself).

     10. PERMISSIBLE INTERESTS. Trustees, agents, and shareholders of the Trust are or may be interested in the Adviser (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Adviser are or may be interested in the Trust as Trustees, shareholders or otherwise; and the Adviser (or any successor) is or may be interested in the Trust as a shareholder or otherwise. In addition, brokerage transactions for the Trust may be effected through affiliates of the Adviser if approved by the Board, subject to the rules and regulations of the Securities and Exchange Commission.

     11. DURATION AND TERMINATION. This Agreement, unless sooner terminated as provided herein, shall remain in full force and effect for one year from the date hereof. This Agreement shall remain in full force and effect with respect to any Fund added subsequent to the date of execution for two years. Subsequent to such initial periods of effectiveness, this Agreement shall continue in full force and effect for periods of one year so long as such continuance thereafter is specifically approved at least annually (a) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and
     (b) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of each Fund; provided, however, that if the shareholders of any Fund fail to approve the Agreement as provided herein, the Adviser may continue to serve hereunder in the manner and to the extent permitted by the Investment Company Act of 1940 and rules and regulations thereunder. The foregoing requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the Investment Company Act of 1940 and the rules and regulations thereunder.

     This Agreement may be terminated as to any Fund at any time, without the payment of any penalty by vote of a majority of the Board or by vote of a majority of the outstanding voting securities of the Fund on not less than 30 days nor more than 60 days written notice to the Adviser, or by the Adviser at any time without the payment of any penalty, on 90 days written notice to the Trust. This Agreement will automatically and immediately terminate in the event of its assignment. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party.

     As used in this Section 11, the terms "assignment", "interested persons", and a "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the Investment Company Act of 1940 and the rules and regulations thereunder; subject to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

     12. NOTICE. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Trust at 3435 Stelzer Road, Columbus, Ohio 43219 and if to the Adviser at 50 Hurt Plaza, Suite 1400, Atlanta, Georgia 30303.

     13. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     14. GOVERNING LAW. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

     15. REPRESENTATIONS BY ADVISER. By execution of this Agreement, the Adviser represents and confirms that it is registered as an investment adviser under the Investment Advisers Act of 1940.

A copy of the Declaration of Trust of the Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees, and is not binding upon any of the Trustees, officers, or shareholders of the Trust individually but binding only upon the assets and property of the Trust.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

STI Classic Funds


BY: /s/ Deborah Lamb
    ---------------------------------


Trusco Capital Management, Inc.


BY: /s/ John H. Stebbins
    ---------------------------------

                                   SCHEDULE A
                                     TO THE
               AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT
                                     BETWEEN
                                STI CLASSIC FUNDS
                                       AND
                         TRUSCO CAPITAL MANAGEMENT, INC.

Breakpoint Advisory Fee Schedules and Discounts:

Equity and Fixed Income Funds:

First $500 million = None (full fee)
Next $500 million = 5% discount from full fee
Over $1.0 billion = 10% discount from full fee

Money Market Funds:

First $1.0 billion = None (full fee)
Next $1.5 billion = 5% discount from full fee
Next $2.5 billion = 10% discount from full fee
Over $5.0 billion = 20% discount from full fee

EQUITY FUNDS

FUND                                                                       FEE
----                                                                      ----
Aggressive Growth Stock Fund                                              1.10%
Balanced Fund                                                             0.85%
Capital Appreciation Fund                                                 0.97%
Emerging Growth Stock Fund                                                1.10%
International Equity Fund                                                 1.15%
International Equity Index Fund                                           0.50%
Large Cap Quantitative Equity Fund                                        0.85%
Large Cap Relative Value Fund                                             0.85%
Large Cap Value Equity Fund                                               0.80%
Life Vision Aggressive Growth Fund                                        0.10%
Life Vision Conservative Fund                                             0.10%
Life Vision Growth and Income Fund                                        0.10%
Life Vision Moderate Growth Fund                                          0.10%
Life Vision Target Date 2015 Fund                                         0.10%
Life Vision Target Date 2025 Fund                                         0.10%
Life Vision Target Date 2035 Fund                                         0.10%
Mid-Cap Equity Fund                                                       1.00%
Mid-Cap Value Equity Fund                                                 1.00%
Quality Growth Stock Fund                                                 0.85%
Small Cap Growth Stock Fund                                               1.15%
Small Cap Quantitative Equity Fund                                        1.05%
Small Cap Value Equity Fund                                               1.15%

FIXED INCOME FUNDS

FUND                                                                       FEE
----                                                                      ----
Georgia Tax-Exempt Bond Fund                                              0.55%
High Grade Municipal Bond Fund (formerly, Florida Tax-Exempt Bond Fund)   0.55%
High Income Fund                                                          0.60%
High Quality Bond Fund                                                    0.40%
Intermediate Bond Fund                                                    0.25%
Investment Grade Bond Fund                                                0.50%
Investment Grade Tax-Exempt Bond Fund                                     0.50%
Limited Duration Fund                                                     0.10%
Limited-Term Federal Mortgage Securities Fund                             0.50%
Maryland Municipal Bond Fund                                              0.55%
North Carolina Tax-Exempt Bond Fund                                       0.55%
Seix Floating Rate High Income Fund                                       0.45%
Seix High Yield Fund                                                      0.45%
Short-Term Bond Fund                                                      0.40%
Short-Term U.S. Treasury Securities Fund                                  0.40%
Strategic Income Fund                                                     0.60%
Total Return Bond Fund (formerly, Core Bond Fund)                         0.25%
U.S. Government Securities Fund                                           0.50%
U.S. Government Securities Ultra-Short Bond Fund                          0.20%
Ultra-Short Bond Fund                                                     0.22%
Virginia Intermediate Municipal Bond Fund                                 0.55%

MONEY MARKET FUNDS

FUND                                                                       FEE
----                                                                      ----
Classic Institutional Cash Management Money Market Fund                   0.13%
Classic Institutional Municipal Cash Reserve Money Market Fund            0.15%
Classic Institutional U.S. Government Securities Money Market Fund        0.15%
Classic Institutional U.S. Treasury Securities Money Market Fund          0.15%
Prime Quality Money Market Fund                                           0.55%
Tax-Exempt Money Market Fund                                              0.45%
U.S. Government Securities Money Market Fund                              0.55%
U.S. Treasury Money Market Fund                                           0.55%
Virginia Tax-Free Money Market Fund                                       0.40%

November 14, 2006